UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2011

China Botanic Pharmaceutical Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-34808 (Commission File Number)	88-1273503 (IRS Employer Identification No.)

Level 11, Changjiang International Building No. 28, Changjiang Road Nangang District, Harbin Heilongjiang Province, P.R. China (Address of Principal Executive Offices)	150090 (Zip Code)

+86-451-5762-0378
(Registrant’s telephone number, including area code)

No. 218, Taiping, Taiping District
Harbin, Heilongjiang Province
P.R. China
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8-Other Events

Item 8.01 Other Events

On October 13, 2011, China Botanic Pharmaceutical Inc., a Nevada corporation (“Company”)  issued a press release announcing that its Annual Meeting of Stockholders (“Annual Meeting”) will be held on Saturday, October 15, 2011 at 10:00 a.m. (local time), at the Company’s corporate office at Level 11, Changjiang International Building, No. 28, Changjiang Road, Nangang District, Harbin, China.

At the Annual Meeting, the following proposals will be submitted for stockholder approval and are fully described in the Definitive Proxy Statement filed with the Securities and Exchange Commission on September 15, 2011: (1) to elect the four directors, Shaoming Li, Bingchun Wu, Changxiaong Sun, and Dianjun Pi,  to serve on the Board of Directors of the Company; (2) to ratify the appointment of  Windes & McClaughry Accountancy Corporation as the Company’s independent registered public accounting firm for the 2011 fiscal year; and (3) to consider any other matters that properly come before the meeting.

Only stockholders of record of the Company as of close of business on September 13, 2011 are entitled to vote upon the proposals.  Notice of the meeting, along with the proxy statement and annual report were mailed to the stockholders on September 15, 2011.

The press release is included as Exhibit 99.1 to this report and incorporated by reference in its entirety into this Item 8.01.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.  Exhibit Description

99.1           Press release dated October 13, 2011 titled “China Botanic Announces Annual General Meeting of Stockholders”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Botanic Pharmaceutical Inc.a Nevada Corporation

Dated: October 13, 2011	By:	/s/Shaoming Li
Shaoming Li
Chief Executive Officer